Exhibit 10.4

AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement between Caesars Entertainment Operating Company, Inc. (the “Original Employer”) and Thomas Jenkin (“Executive”) and dated January 3, 2012 (the “Agreement”) is effective as of March 8, 2017 (the “Amendment Effective Date”).

WHEREAS, the Original Employer and certain of its affiliates filed for relief under chapter 11 title 11 of the United States Code in the Bankruptcy Court for the Northern District of Illinois Eastern Division (the “Chapter 11 Cases”) and were proponents of the Debtors’ Third Amended Joint Plan of Reorganization (as amended, modified or supplemented, the “Reorganization”);

WHEREAS, Caesars Enterprise Services, LLC, an affiliate of the Original Employer, became the “Company” for purposes of the Agreement;

    WHEREAS, in consideration of Executive’s service and in order to induce Executive to remain in the employ of the Company during the Reorganization and the period immediately following the Reorganization, the Company desires to provide Executive with certain protections;

WHEREAS, Executive and the Company wish to amend the Agreement in connection with the Reorganization; and

WHEREAS, pursuant to Section 19 of the Agreement any amendment to the Agreement must be made in writing signed by the parties thereto.

NOW THEREFORE, in consideration for the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

1. The following Section, Section 9.5 is added to read as follows

9.5 Vesting of Long Term Incentive Awards upon Certain Terminations. Notwithstanding anything herein to the contrary, in the event that (i) Executive’s employment is terminated by the Company without Cause, (ii) Executive resigns for Good Reason, (iii) Executive’s employment is terminated by reason of Executive’s death or (iv) Executive is terminated by the Company on account of Executive’s disability, in each case at any time between the Amendment Effective Date and the second anniversary of the effective date of the Reorganization (as defined in the recitals to Amendment No. 1 to this Agreement), all outstanding awards under the Caesars Entertainment Corporation 2012 Performance Incentive Plan and any other Company long-term incentive program will immediately vest; provided that such awards will be settled in accordance with the terms of the applicable award agreement or incentive plan. Notwithstanding anything herein, any performance-based long-term incentive awards that vest pursuant to this Section 9.5 will vest based on actual performance through the end of the applicable performance period. Further, any outstanding stock options will remain exercisable until at least the second anniversary of such termination, but in no event beyond the original term of the option.

2. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Nevada as to all matters, including but not limited to matters of validity, construction, effect and performance.

Exhibit 10.4

3. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

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Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Effective Date.

CAESARS ENTERPRISE SERVICES, LLC

By:	/S/ MARY THOMAS
By: Mary Thomas
Title: EVP Human Resources

/S/ THOMAS JENKIN
Thomas Jenkin
Executive